UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2013

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.0 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On August 23, 2013, the Company entered into a six month agreement with Carmel Advisors LLC to assist the Company with the development and implementation of a public and investor relations and communications program, and provide ongoing assistance to the Company regarding the development and enhancement of the Company's public and market image.

Lexaria will issue 160,000 restricted shares at a deemed price of $0.08 per share to Carmel Advisors LLC for their services as compensation.

The Company issued the shares to one (1) US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. The Assignee represented that it was an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing Investor Relations contract is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement between Carmel Advisors LLC and the Company dated August 23, 2013
99.1	News Release dated August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2013

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO